SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                 (Amended report orignally filed September 22, 2005)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September

        Delaware                          Golden Spirit Gaming Ltd.
 (State or other jurisdiction of      (Exact name of registrant as
  incorporation or organization)        specified in its charter)
                                 52-2132622
                      (I.R.S. Employer Identification No.)

      1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada
                    (Address of principal executive offices)
                                    V6E 4R8
                                   (Zip Code)

                                 (604) 664-0484
              (Registrant's telephone number, including area code)

                           Golden Spirit Mining Ltd.
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

===========================================================================

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

A. On January 12, 2006, the Company entered into an amended Licensing Agreement with Arc 2 Entertainment Ltd. (Arc 2), a British Virgin Islands Corporation titled Internet Poker Room, Casino and Sportsbook Software Licensing Agreement.

Arc2 is an online gaming software development and marketing company and will be licensing the Company the rights to route users to such software utilized for the operation of online gaming. This Agreement shall remain in effect for a period of three (3) years and shall be automatically renewed indefinitely for additional two (2) year terms unless the Licensee or Licensor serves written notice of termination or intent not to renew this Agreement to the non-terminating party at least thirty (30) days prior to the end of any then current term.

The amended Agreement will give the Company access to a broader base network of players online for poker games in addition software for casino table games such as Blackjack, Roulette, Baccarat, Craps, Slot Machines and Video Poker. The Casino software is available in several different languages such as French, Italian, Japanese, Korean, German, Chinese, Turkish and Spanish. Although the Sportsbook software is included, it will not be utilized at this time.

The total consideration paid to Arc2 by the Company will be the following:

Initial Fee: The Company shall pay Arc2 a new one-time, non-refundable license acquisition fee in the amount of One Hundred Thousand Dollars ($100,000.00) to enter into this amended Agreement, $50,000 due upon execution of the Agreement and $50,000 due upon launch of website.

Monthly License Fee: The Company shall pay to Arc2 an ongoing monthly fee based on a monthly amount equivalent to thirty (30) percent of the Net Monthly Revenue and as revenues vary, the scaled monthly fees will be as follows: (Exhibit B)

EXHIBIT B

Net Rake for the Multi-Player Poker Room shall be distributed as follows:

For monthly Contributed Net Rake up to $1 million US dollars:

The Licensee	70 percent
The Licensor 	30 percent

For monthly Contributed Net Rake between $1 million to $3 Million US dollars:

The Licensee	70 percent
The Licensor	30 percent

For monthly Contributed Net Rake between $3 million to $5 Million US dollars:

The Licensee	75 percent
The Licensor	25 percent

For monthly Contributed Net Rake of $5 Million or greater US dollars:

The Licensee	80 percent
The Licensor	20 percent

Net Gaming Hold for the Internet Casino and Internet Sportsbook shall be distributed as follows:

For Monthly Contributed Net Gaming Hold up to $500,000.00 US dollars:

The Licensee	75 percent
The Licensor    25 percent


For monthly Contributed Net Gaming Hold of $500,000 or greater US dollars:

The Licensee	 80 percent
The Licensor     20 percent

Licensee shall pay a monthly support fee to Licensee or its designee in the amount of $1,000.00 USD. Said fees shall commence upon the launch of Licensee's site. This fee may be reasonably adjusted on a semi-annual basis to reflect the growth of Licensee's web site traffic and customer service requirements. This fee will be waived for the first 3 months after launch.

This fee covers the following services provided to the Licensee:

- Development of new software
- Management of financial processing
- Management of Player Withdrawals
- Customer Service Support
- Sports Content Management
- Hosting and collocation of web servers
- Hosting and collocation of gaming and transaction servers


Licensee shall maintain a player reserve account to be held by Licensor in the amount of $10,000.00 USD Said account shall only be used pursuant to the terms of this Agreement. This amount may be reasonably adjusted on an ongoing basis to reflect the growth of Licensee's customer transactions.

Licensee shall maintain a poker network reserve account to be held by Licensor or its Poker Network designee in the amount of $__10,000.00 USD or 80% of on-hand poker balances, whichever is greater. Said account shall only be used pursuant to the terms of this Agreement.

Payment for Marketing and Management:   Arc 2 will retain 100,000,000 Rule 144
restricted shares of the Company's common stock for Arc2's affiliates.


B. On November 30, 2005, The Company extended the closing date to March 31, 2006 for the acquisition of 4 of A Kind Enterprises (4KE), a Nevada Corporation. Subject to the receipt of full audited financials from 4KE and regulatory acceptance, the Company will have 100% ownership of 4KE. 4 of A Kind Enterprises doing business as Everything About Poker.com specializes in the business of marketing poker related merchandise, internet media, educational card playing and boot-camp events. In addition, they also sponsor professional poker players in all major tournaments around the United States, including the World Series of Poker (WSOP), the World Poker Tour (WPT), and the Professional Poker Tour (PPT) events.

It is agreed by and between the parties that, in accordance with the provisions of their respective bylaws, that the Company shall acquire One Hundred Percent (100%) of the assets only of 4KE, and that 4KE will become a wholly owned subsidiary of the Company. Both Companies shall continue to have separate and distinct corporate existence. The Company will not be responsible for any liability or debt that 4KE has incurred to date unless specified.

At the time of the signing of this acquisition agreement the Board of Directors of 4KE shall collect and present to Board of Directors of the Company, One Hundred Percent (100%) of the issued and outstanding shares of 4KE along with all necessary documentation to exchange said shares for shares of the Company.

Thereafter, the total consideration paid to 4KE by the Company will be the following:

The Company shall cause to be issued Twenty Five Million (25,000,000) shares of its Rule 144 restricted common share to 4KE. 4KE agrees to redistribute said shares to certain individuals and entities. The Company will issue certain stock options to purchase free trading common shares of the Company, to the consultants and officers and directors of 4KE, for services rendered, at a price of .02 cents per share, and 4KE agrees to have said consultants, officers, and directors purchase said shares. The offering of the options and the purchase by the consultants, officers and directors of 4KE are material conditions to this contract. It is agreed, that all funds received by the purchase of these options shall be put in a bank account, exclusively, for the use of 4KE.

ITEM 7.  EXHIBITS.

(c)  Exhibits


Exhibit No.   	Description
-----------   	-----------
10.01            Arc2 Software Sub License Agreement.**

10.02	     	 Amended4 of a Kind Acquisition Agreement++

10.03            Internet Poker Room, Casino & Sportsbook Software
                 Licensing Agreement

10.04            Agreement between Arc 2 and Golden Spirit Gaming Ltd.

** previously filed in the 8-K dated July 22, 2005
++ previously filed in the 8-K/A dated September 22, 2005


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Gaming Ltd.

/s/: Robert Klein
----------------------
by:Robert Klein, President

DATED:  January 17, 2006